   As filed with the Securities and Exchange Commission on August 22, 1997
                                                      Registration No. 333-28237


================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------


                               AMENDMENT NO. 2
                                     TO
                                  FORM SB-2
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                                -------------

                          800 TRAVEL SYSTEMS, INC.
               (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                -------------


        DELAWARE                                    4724                                         59-3343338
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                        IDENTIFICATION NO.)
                                                      --------------
                                                                        MARK D. MASTRINI, PRESIDENT
                                                                         800 TRAVEL SYSTEMS, INC.
                 4802 GUNN HIGHWAY                                           4802 GUNN HIGHWAY
                TAMPA, FLORIDA 33624                                       TAMPA, FLORIDA  33624
                   (813) 908-0404                                             (813) 908-0404
    (Address, including zip code, and telephone                   (Name, address, including zip code, and
    number, including area code, of registrant's                  telephone number including area code of
            principal executive offices)                                    agent for service)

                        -----------------------------

                         Copies of communications to:

                 VINCENT J. MCGILL                                          RICHARD F. DAHLSON
     PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP                            JACKSON WALKER, L.L.P.

                  666 FIFTH AVENUE                                      901 MAIN STREET, SUITE 6000
           NEW YORK, NEW YORK  10103-0084                                DALLAS, TEXAS 75202-3797
             TELEPHONE: (212) 977-9700                                  TELEPHONE:  (214) 953-6000
            TELECOPIER:  (212) 262-5152                                 TELECOPIER: (214) 953-5822

Predecessor Business who chose to convert debt held by them at the rate of $10.00 of such debt in the Predecessor Business per share of the Company's Common Stock. Approximately 50 creditors of the Predecessor Business elected to convert $1,664,340 of such indebtedness for 166,434 shar+es of Common Stock. The remaining 133,566 shares were issued to S. Travel, Inc. The offering was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering to investors believed by the Company to be sophisticated business-persons and investors.

    In November and December 1995, the Company sold and issued 360,000 shares of Common Stock to 7 investors at a price per share of $1.25. The offering was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering, as the offering was made to a limited number of "accredited investors" (as such term is defined in Rule 501 of the Securities
Act) without general solicitation or advertisements.

    In December 1995 through January 1996, in connection with bridge financings, Company sold and issued 312,500 shares of Common Stock to 4 investors. The offering was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering, as the offering was made to a limited number of accredited investors without general solicitation or advertisements.

    In 1996 the Company sold and issued 1,387,500 shares of Common Stock to investors in a private placement conducted through various broker-dealers retained by the Company. The Common Stock was sold at an average price per share of $2.22. The offering was made in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as an offering only to accredited investors.

    During 1996, the Company issued a total of 280,000 shares to officers of the Company and options to purchase 300,000 shares of Common Stock to a consultant. Such issuances were made in reliance on Section 4(2) of the Securities Act as transactions not involving any public offerings, as such sales was made to a single accredited investor without general solicitation or advertisements.

    During 1996, the Company issued (i) 20,000 shares of Common Stock in connection with a note payable to an existing lender; (ii) warrants to purchase 275,000 shares of Common Stock to lenders in recognition of extensions on loans made by such lenders; (iii) 361,209 shares of Common Stock to creditors of the Company for penalties for past due loans; and (iv) 40,000 shares of Common Stock to its landlord, valued at the rate of $2.50 of indebtedness per share, in exchange for a portion of its obligations to the landlord under its lease. Such issuances were made in reliance on Section 4(2) of the Securities Act as transactions not involving any public offerings, as such sales was made to a limited number of sophisticated or accredited investors without general solicitation or advertisements.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)   Exhibits:


EXHIBIT    DESCRIPTION
--------   -----------
1.1        Proposed form of Underwriting Agreement (3)
1.2        Agreement Among Underwriters (3)
1.3        Selected Dealer Agreement (3)
2.1        Asset Purchase Agreement dated as of November 13, 1995 among 1-800
           Low-Air Fare, Inc., S. Travel, Inc. and the Company (2)
2.2        Amended and Restated Agreement and Plan of Merger dated November 11,
           1996 among the Company, The Joseph Stevens Group, Inc. and The
           Joseph Stevens Group, LLC (3)
2.3        Amended and Restated Interim Operating Agreement between the Company and Joseph Stevens Group, Inc. (3)
3.1        Proposed form of Registrant's Amended and Restated Certificate of
           Incorporation (3)
3.2        Proposed form of Registrant's Amended and Restated Bylaws (3)

4.1        Specimen Common Stock certificate (1)
4.2        Specimen Warrant Certificate and Form of Warrant Agreement (3)
5.1        Opinion of Phillips Nizer Benjamin Krim & Ballon LLP as to the
           validity of the Common Stock being registered (1)
10.1       Form of Registrant's 1997 Stock Option Plan (2)
10.2       Promissory Note of the Company dated November 7, 1995 in the amount of $30,000 to the order of S. Travel, Inc. due and payable November
           7, 1997 (2)
10.3       Promissory Note of the Company dated November 7, 1995 in the amount of $30,000 to the order of S. Travel, Inc. due and payable November
           7, 1998 (2)
10.4       Redemption Agreement between the Company and Michael Cantor (2)
10.5       Form of Redemption Agreement between the Company and Jose Colon (3)
10.6       Agreement between the Company and Perry Trebatch (2)
10.7       Lease dated February 10, 1996 by and between JFJ Real Estate Limited
           Partnership and the Company (2)
10.8       Airlines Reporting Corporation ("ARC") Agent Reporting Agreement (2)
10.9       Letter dated March 6, 1996 from ARC approving change of ownership (2)
10.10      Subscriber Service Agreement dated November 27, 1995 between the
           Company and Payroll Transfers Interstate, Inc. (2)
10.11      Form of Employment Agreement between the Company and Mark D.
           Mastrini (2)
10.12      Form of Employment Agreement between the Company and Jerrold B.
           Sendrow (2)
10.13      Form of Employment Agreement between the Company and Biagio Bellizzi
           (2)
10.14      Form of Consulting Agreement between the Company and Lucien Bittar (3)
10.15      Agreement dated as of March 1, 1997 by and between the Company and
           Global Discount Travel Services (3)
10.16*     SABRE Subscriber Agreement dated as of January 28, 1994 by and between S. Travel, Inc., (the Company's predecessor entity), and
           American Airlines, Inc.
10.17*     Amendment No. 1 to SABRE Subscriber Agreement dated February 14,
           1994 by and between 1-800 Low-Air Fare Travel (predecessor entity of the Company), and American Airlines, Inc.
10.18*     Suspension of Service Agreement dated April 3, 1996 by and between the Company and American Airlines, Inc.
10.19*     Amendment to SABRE Subscriber Agreement dated July 19, 1996 by and between the Company, and American Airlines, Inc.
10.20*     SABRE Subscriber Agreement dated November 20, 1996 by and between the Company and The SABRE Group, Inc.
10.21*     Cluster Amendment to SABRE Subscriber Agreement dated November 20,
           1996 by and between the Company and The SABRE Group, Inc.
10.22      Lease Agreement effective November 27, 1995 between the Company and
           Roque De La Fuente Alexander Revocable Trust No. 1, and addendum thereto dated June 27, 1995 (3)
11.1       Statement regarding computation of per share earnings (1)
12.1       Statement regarding computation of ratios (1)
21.1       Subsidiaries of the Registrant (3)
23.1       Consent of Phillips Nizer Benjamin Krim & Ballon LLP (to be included in its opinion to be filed as Exhibit 5.1)
23.2       Consent of Killman, Murrell & Company (2)(3)
23.3       Consent of Acetta and Olmstead, Accountancy Corporation (2)
23.4       Consent of Feldman Radin & Co., P.C. (2)
23.5       Consent of Feldman Radin & Co., P.C. regarding termination of engagement (3)
24.1       Reference is made to the Signatures section of the Registration
           Statement filed on June 2, 1997 for the Power of Attorney contained therein



---------------------
(1)  To be filed by amendment.

(2)  Filed on June 2, 1997.


(3)  Filed on July 24, 1997.

 * Portions of this exhibit are the subject of a confidential treatment request.

(b)  Financial Statement Schedules:

     The following supplemental schedules can be found on the indicated pages of this Registration Statement.

     ITEM                                                       PAGE

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 28.  UNDERTAKINGS

    (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement; and

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

    (b) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 20, 1997.


                                       800 TRAVEL SYSTEMS, INC.


                                       By:/s/ Mark D. Mastrini
                                          -------------------------------------
                                          Mark D. Mastrini, President
                                          Chief Operating Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                                     TITLE                                      DATE
        ---------                                     -----                                      ----


/s/ Mark D. Mastrini                               President,                                 August 20, 1997
----------------------------------                 Chief Operating Officer
Mark D. Mastrini                                   and Director



/s/ Jerrold B. Sendrow                             Vice President-Finance, Treasurer          August 20, 1997
----------------------------------                 and Secretary (principal accounting
Jerrold B. Sendrow                                 officer)



                   *                               Director                                   August 20, 1997
----------------------------------
Pasquale Guadagno


                   *                               Chairman of the Board                      August 20, 1997
----------------------------------
Michael Gaggi


*By: /s/ Jerrold B. Sendrow
     -----------------------------
       Jerrold B. Sendrow
       Attorney-in-Fact


                                 EXHIBIT INDEX


EXHIBIT    DESCRIPTION
--------   -----------
1.1        Proposed form of Underwriting Agreement (3)
1.2        Agreement Among Underwriters (3)
1.3        Selected Dealer Agreement (3)
2.1        Asset Purchase Agreement dated as of November 13, 1995 among 1-800
           Low-Air Fare, Inc., S. Travel, Inc. and the Company (2)
2.2        Amended and Restated Agreement and Plan of Merger dated November 11,
           1996 among the Company, The Joseph Stevens Group, Inc. and The
           Joseph Stevens Group, LLC (3)
2.3        Amended and Restated Interim Operating Agreement between the Company and Joseph Stevens Group, Inc. (3)
3.1        Proposed form of Registrant's Amended and Restated Certificate of
           Incorporation (3)
3.2        Proposed form of Registrant's Amended and Restated Bylaws (3)
4.1        Specimen Common Stock certificate (1)
4.2        Specimen Warrant Certificate and Form of Warrant Agreement (3)
5.1        Opinion of Phillips Nizer Benjamin Krim & Ballon LLP as to the
           validity of the Common Stock being registered (1)
10.1       Form of Registrant's 1997 Stock Option Plan (2)
10.2       Promissory Note of the Company dated November 7, 1995 in the amount of $30,000 to the order of S. Travel, Inc. due and payable November
           7, 1997 (2)
10.3       Promissory Note of the Company dated November 7, 1995 in the amount of $30,000 to the order of S. Travel, Inc. due and payable November
           7, 1998 (2)
10.4       Redemption Agreement between the Company and Michael Cantor (2)
10.5       Form of Redemption Agreement between the Company and Jose Colon (3)
10.6       Agreement between the Company and Perry Trebatch (2)
10.7       Lease dated February 10, 1996 by and between JFJ Real Estate Limited
           Partnership and the Company (2)
10.8       Airlines Reporting Corporation ("ARC") Agent Reporting Agreement (2)
10.9       Letter dated March 6, 1996 from ARC approving change of ownership (2)
10.10      Subscriber Service Agreement dated November 27, 1995 between the
           Company and Payroll Transfers Interstate, Inc. (2)
10.11      Form of Employment Agreement between the Company and Mark D.
           Mastrini (2)
10.12      Form of Employment Agreement between the Company and Jerrold B.
           Sendrow (2)
10.13      Form of Employment Agreement between the Company and Biagio Bellizzi
           (2)
10.14      Form of Consulting Agreement between the Company and Lucien Bittar (3)
10.15      Agreement dated as of March 1, 1997 by and between the Company and
           Global Discount Travel Services
10.16*     SABRE Subscriber Agreement dated as of January 28, 1994 by and between S. Travel, Inc., (the Company's predecessor entity), and
           American Airlines, Inc.
10.17*     Amendment No. 1 to SABRE Subscriber Agreement dated February 14,
           1994 by and between 1-800 Low-Air Fare Travel (predecessor entity of the Company), and American Airlines, Inc.
10.18*     Suspension of Service Agreement dated April 3, 1996 by and between the Company and American Airlines, Inc.
10.19*     Amendment to SABRE Subscriber Agreement dated July 19, 1996 by and between the Company, and American Airlines, Inc.
10.20*     SABRE Subscriber Agreement dated November 20, 1996 by and between the Company and The SABRE Group, Inc.
10.21*     Cluster Amendment to SABRE Subscriber Agreement dated November 20,
           1996 by and between the Company and The
           SABRE Group, Inc.
10.22      Lease Agreement effective November 27, 1995 between the Company and
           Roque De La Fuente Alexander Revocable Trust No. 1, and addendum thereto dated June 27, 1995

11.1       Statement regarding computation of per share earnings (1)
12.1       Statement regarding computation of ratios (1)
21.1       Subsidiaries of the Registrant (3)
23.1 Consent of Phillips Nizer Benjamin Krim & Ballon LLP (to be included in its opinion to be filed as Exhibit 5.1)
23.2       Consent of Killman, Murrell & Company (2)(3)
23.3       Consent of Acetta and Olmstead, Accountancy Corporation (2)
23.4       Consent of Feldman Radin & Co., P.C. (2)
23.5 Consent of Feldman Radin & Co., P.C. regarding termination of engagement (3)
24.1       Reference is made to the Signatures section of the Registration
           Statement filed on June 2, 1997 for the Power of Attorney contained therein


---------------------
(1)  To be filed by amendment.

(2)  Filed on June 2, 1997.


(3)  Filed on July 24, 1997.

 * Portions of this exhibit are the subject of a confidential treatment request.